EXHIBIT 99
----------




FOR IMMEDIATE RELEASE



Contact:  Raymond Martz, Director of Finance/Investor Relations--
          Bethesda +301/941-1516




                     LASALLE HOTEL PROPERTIES REPORTS
       15 PERCENT INCREASE IN FUNDS FROM OPERATIONS IN THIRD QUARTER

                       RevPAR Increases 9.3 Percent



      BETHESDA, MD, OCTOBER 30, 2000 -- LaSalle Hotel Properties
(NYSE: LHO) today reported funds from operations (FFO) of $16.1 million for the third quarter 2000 versus $14.1 million for the third quarter 1999. On a per diluted share/unit basis, FFO for the third quarter 2000 was $0.87 versus $0.76 for the third quarter 1999.

      For the quarter ended September 30, 2000 versus the same period in 1999, room revenue per available room (RevPAR) rose 9.3 percent to $123.11.

The average daily rate (ADR) of $158.87 represented an 8.7 percent increase over the prior year period while occupancy increased to 77.5 percent, a 0.5 percent increase over the third quarter of 1999. For the first nine months of 2000 versus the same period in 1999, RevPAR increased 7.0 percent.

      The Company's EBITDA increased 19.8 percent to $22.4 million for the quarter ended September 30, 2000 compared to $18.7 million in the third quarter 1999. Year-to-date through September 30, 2000, the Company's EBITDA grew 15.2 percent over the prior year to $54.9 million. EBITDA is defined as earnings before interest, taxes, depreciation, amortized expenses and write-down of properties held for disposition.

      "RevPAR growth for our hotel portfolio during the third quarter was exceptional, exceeding our expectations," said Jon Bortz, President and Chief Executive Officer of LaSalle Hotel Properties. "We attribute this continuing strong growth to a number of factors, including our highly focused strategy of owning luxury and upscale hotels in high barrier-to-entry urban, resort and convention markets, the strong economy, moderating hotel supply growth, and the substantial capital improvements we have made at our hotels. For these reasons, our hotels were able to drive healthy rate increases during the quarter and for the first nine months of the year. We expect these trends to continue through the fourth quarter."

      RevPAR growth was led by the Company's resort properties, with RevPAR gains of greater than 13 percent during the quarter. Geographically, the hotels located in the Northeast and California demonstrated the greatest strength. The third quarter and year-to-date RevPAR increases substantially exceeded both the industry average and inflation.











                                -- more --

LHO REPORTS 15 PERCENT INCREASE IN FFO IN THIRD QUARTER -- Add one




      "Based on current room booking trends, the portfolio is performing in line with our expectations of an 8 to 10 percent RevPAR increase for the fourth quarter," continued Mr. Bortz. "However, due to our better than expected third quarter results, we now anticipate an annual RevPAR increase for our portfolio of between 7 and 8 percent for the year, up from our previous expectations of 5 to 7 percent. As a result of indications that the economy is showing signs of moderating to a more sustainable GDP growth rate of 3 to 4 percent, we anticipate portfolio-wide RevPAR growth in the 3 to 5 percent range for 2001."

      For the first nine months of 2000 versus 1999, FFO increased 7.0 percent to $37.9 million from $35.4 million. The Company's nine month actual 2000 FFO of $2.04 per diluted share/unit represents a 6.3 percent increase over the 1999 nine month FFO of $1.92 per diluted share/unit.

      Participating lease revenues for the third quarter 2000 increased
11.0 percent over third quarter 1999 to $25.8 million. Net income for the third quarter 2000 was $7.7 million, or $0.45 per diluted share, compared to net income of $6.2 million, or $0.40 per diluted share for the third quarter 1999.

      At the end of the third quarter, LaSalle Hotel Properties had outstanding debt of approximately $283.0 million, including its portion (approximately $12.0 million) of the joint venture mortgage debt, with approximately $110.0 million outstanding under its credit facility.

      The Company remains on target to spend a total of approximately $33.0 million in 2000 for property repositioning and renovation projects and other capital improvements, with approximately $27.0 million spent as of the end of the third quarter. Combined with 1999 improvement projects, capital expenditures of approximately $15,000 per guestroom will have been invested in the Company's hotels by the end of this year. Properties repositioned or renovated during 2000 include the 457-room luxury San Diego Paradise Point Resort; the 237-room historic Hotel Viking; the 270-room luxury urban Harborside Hyatt in Boston; and the 132-room luxury
Le Montrose All-Suite Hotel in West Hollywood, California.

      LaSalle Hotel Properties is a leading multi-tenant, multi-operator real estate investment trust which owns 13 upscale and luxury full-service hotels, totaling approximately 5,300 guest rooms in 13 markets in 11 states. LaSalle Hotel Properties is focused on investing in upscale and luxury full-service hotels located in urban, resort and convention markets.

The Company seeks to grow through strategic relationships with premier internationally recognized hotel operating companies including Le Meridien Hotels & Resorts, Marriott International, Inc., Radisson Hotels International, Inc., Crestline Hotels and Resorts, Inc., Outrigger Lodging Services, Noble House Hotels & Resorts and Hyatt Hotels Corporation.

      The REIT serves as the exclusive vehicle for Jones Lang LaSalle's hotel investment activities in the United States. Jones Lang LaSalle (NYSE: JLL) is the world's leading real estate services and investment management firm with more than $21.5 billion of assets under management and operating across more than 100 key markets on five continents.












                                -- more --

LHO REPORTS 15 PERCENT INCREASE IN FFO IN THIRD QUARTER -- Add two




      Statements in this press release regarding, among other things, future financial results and performance, achievements, plans and objectives may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of the Company to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under "Business", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Quantitative and Qualitative Disclosure About Market Risk" and elsewhere in the Company's annual report on Form 10-K for the year ended December 31, 1999, under "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Quantitative and Qualitative Disclosure About Market Risk", and elsewhere in the Company's quarterly report(s) on Form 10-Q for the quarters ended March 31, 2000, and June 30, 2000, under "Certain Relationships and Related Transactions" in the Company's proxy statement with respect to the annual meeting of shareholders on May 17, 2000, under "Risk Factors" and elsewhere in the Company's Registration Statement (333-77371) and in other periodic reports filed with the Securities and Exchange Commission. Statements speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in Company expectations or results, or any change in events.




Contacts:
--------

Hans Weger, Chief Financial Officer,
LaSalle Hotel Properties -- +301/941-1516




               For additional information, please visit our
                     web site at www.lasallehotels.com




                                   # # #

                         LASALLE HOTEL PROPERTIES
                           Statements of Income
             (Dollar amounts in thousands, except share data)



                                       For the three      For the three
                                        months ended      months ended
                                        September 30,     September 30,
                                            2000              1999
                                        ------------      -------------

Participating lease revenue. . . .       $    25,794        $    23,234
Interest income. . . . . . . . . .               338                253
Other income . . . . . . . . . . .               458                 89
                                         -----------        -----------
    Total revenues . . . . . . . .            26,590             23,576
                                         -----------        -----------
Depreciation and
  other amortization . . . . . . .             7,442              6,604
Real estate taxes, personal
  property taxes and insurance . .             2,281              2,165
Ground rent. . . . . . . . . . . .             1,103              1,033
General and administrative . . . .               183                247
Interest . . . . . . . . . . . . .             5,671              4,372
Amortization of deferred
  financing costs. . . . . . . . .               308                253
Advisory fees. . . . . . . . . . .             1,151              1,336
Minority interest. . . . . . . . .               716              1,249
Other expense. . . . . . . . . . .                 3                118
                                         -----------        -----------
    Total expenses and
      minority interest. . . . . .            18,858             17,377
                                         -----------        -----------
Net income . . . . . . . . . . . .       $     7,732        $     6,199
                                         ===========        ===========

SHARE DATA:
Net income per weighted average
 common share outstanding:
  -Basic . . . . . . . . . . . . .       $      0.46        $      0.40
  -Diluted . . . . . . . . . . . .       $      0.45        $      0.40

Weighted average number of
 common shares outstanding:
  -Basic . . . . . . . . . . . . .        16,925,815         15,315,174
  -Diluted . . . . . . . . . . . .        17,007,337         15,340,057

FUNDS FROM OPERATIONS (FFO):
Net income . . . . . . . . . . . .       $     7,732        $     6,199
Depreciation . . . . . . . . . . .             7,440              6,602
Equity in depreciation of
  Joint Venture. . . . . . . . . .               212              --
Minority interest. . . . . . . . .               716              1,249
                                         -----------        -----------
    FFO. . . . . . . . . . . . . .       $    16,100        $    14,050
                                         ===========        ===========

                         LASALLE HOTEL PROPERTIES
                     Statements of Income - Continued



                                        For the three     For the three
                                        months ended      months ended
                                        September 30,     September 30,
                                            2000              1999
                                        ------------      -------------

FFO per common share and unit:
  -Basic . . . . . . . . . . . . .       $      0.87        $      0.76
  -Diluted . . . . . . . . . . . .       $      0.87        $      0.76

Weighted average number of common
 shares and units outstanding:
  -Basic . . . . . . . . . . . . .        18,501,716         18,422,286
  -Diluted . . . . . . . . . . . .        18,583,238         18,447,169

EBITDA:
Net income . . . . . . . . . . . .       $     7,732        $     6,199
Interest . . . . . . . . . . . . .             5,671              4,372
Depreciation and amortization. . .             7,750              6,857
Equity in depreciation/
  amortization of Joint Venture. .               226              --
Equity in interest expense of
  Joint Venture. . . . . . . . . .               288              --
Minority interest. . . . . . . . .               716              1,249
                                         -----------        -----------
    EBITDA . . . . . . . . . . . .       $    22,383        $    18,677
                                         ===========        ===========

                         LASALLE HOTEL PROPERTIES
                           Statements of Income
             (Dollar amounts in thousands, except share data)



                                        For the nine      For the nine
                                        months ended      months ended
                                        September 30,     September 30,
                                            2000              1999
                                        ------------      -------------

Participating lease revenue. . . .       $    64,522        $    59,632
Interest income. . . . . . . . . .               910                716
Other income . . . . . . . . . . .               944                 84
                                         -----------        -----------
    Total revenues . . . . . . . .            66,376             60,432
                                         -----------        -----------
Depreciation and
  other amortization . . . . . . .            21,676             18,562
Real estate taxes, personal
  property taxes and insurance . .             6,615              6,118
Ground rent. . . . . . . . . . . .             2,611              2,545
General and administrative . . . .               717                949
Interest . . . . . . . . . . . . .            15,427             11,558
Amortization of deferred
  financing costs. . . . . . . . .               826                733
Advisory fees. . . . . . . . . . .             2,874              3,034
Minority interest. . . . . . . . .             1,217              2,869
Other expense. . . . . . . . . . .                15                123
Writedown of asset held for sale .             1,266              --
                                         -----------        -----------
    Total expenses and
      minority interest. . . . . .            53,244             46,491
                                         -----------        -----------
Net income . . . . . . . . . . . .       $    13,132        $    13,941
                                         ===========        ===========

SHARE DATA:
Net income per weighted average
 common share outstanding:
  -Basic . . . . . . . . . . . . .       $      0.78        $      0.91
  -Diluted . . . . . . . . . . . .       $      0.77        $      0.91

Weighted average number of
 common shares outstanding:
  -Basic . . . . . . . . . . . . .        16,903,187         15,262,241
  -Diluted . . . . . . . . . . . .        16,952,020         15,271,024

FUNDS FROM OPERATIONS (FFO):
Net income . . . . . . . . . . . .       $    13,132        $    13,941
Depreciation . . . . . . . . . . .            21,669             18,557
Equity in depreciation of
  Joint Venture. . . . . . . . . .               568              --
Gain (loss) on sale of property. .             1,266              --
Minority interest. . . . . . . . .             1,217              2,869
                                         -----------        -----------
    FFO. . . . . . . . . . . . . .       $    37,852        $    35,367
                                         ===========        ===========

                         LASALLE HOTEL PROPERTIES
                     Statements of Income - Continued



                                        For the nine      For the nine
                                        months ended      months ended
                                        September 30,     September 30,
                                            2000              1999
                                        ------------      -------------

FFO per common share and unit:
  -Basic . . . . . . . . . . . . .       $      2.05        $      1.92
  -Diluted . . . . . . . . . . . .       $      2.04        $      1.92

Weighted average number of common
 shares and units outstanding:
  -Basic . . . . . . . . . . . . .        18,477,628         18,418,821
  -Diluted . . . . . . . . . . . .        18,526,461         18,427,604

EBITDA:
Net income . . . . . . . . . . . .       $    13,132        $    13,941
Interest . . . . . . . . . . . . .            15,427             11,558
Depreciation and amortization. . .            22,502             19,295
Equity in depreciation/
  amortization of Joint Venture. .               607              --
Equity in interest expense of
  Joint Venture. . . . . . . . . .               751              --
Minority interest. . . . . . . . .             1,217              2,869
Writedown of asset held for sale .             1,266              --
                                         -----------        -----------
    EBITDA . . . . . . . . . . . .       $    54,902        $    47,663
                                         ===========        ===========

                                             LASALLE HOTEL PROPERTIES
                                          Statistical Data for the Hotels


                                                                FOR THE                       FOR THE
                                                          THREE MONTHS ENDED             NINE MONTHS ENDED
                                                             SEPTEMBER 30                  SEPTEMBER 30
                                                      --------------------------    --------------------------
                                                          2000           1999           2000           1999
                                                      -----------     ----------    -----------     ----------

COMPARABLE HOTELS (1)
Occupancy. . . . . . . . . . . . . . . . . . . . .          77.3%          77.0%          76.5%          76.3%
  Increase . . . . . . . . . . . . . . . . . . . .           0.4%                          0.3%
ADR. . . . . . . . . . . . . . . . . . . . . . . .        $163.32        $149.70        $153.39        $143.68
  Increase . . . . . . . . . . . . . . . . . . . .           9.1%                          6.8%
REVPAR . . . . . . . . . . . . . . . . . . . . . .        $126.20        $115.30        $117.34        $109.62
  Increase . . . . . . . . . . . . . . . . . . . .           9.5%                          7.0%

NON-COMPARABLE HOTELS (1)
Occupancy. . . . . . . . . . . . . . . . . . . . .          81.3%          78.1%          65.7%          64.6%
  Increase . . . . . . . . . . . . . . . . . . . .           4.1%                          1.7%
ADR. . . . . . . . . . . . . . . . . . . . . . . .         $84.98         $84.93        $140.44        $133.89
  Increase . . . . . . . . . . . . . . . . . . . .           0.1%                          4.9%
REVPAR . . . . . . . . . . . . . . . . . . . . . .         $69.07         $66.34         $92.26         $86.50
  Increase . . . . . . . . . . . . . . . . . . . .           4.1%                          6.7%

TOTAL PORTFOLIO
Occupancy. . . . . . . . . . . . . . . . . . . . .          77.5%          77.1%          74.2%          73.8%
  Increase . . . . . . . . . . . . . . . . . . . .           0.5%                          0.5%
ADR. . . . . . . . . . . . . . . . . . . . . . . .        $158.87        $146.10        $150.94        $141.84
  Increase . . . . . . . . . . . . . . . . . . . .           8.7%                          6.4%
REVPAR . . . . . . . . . . . . . . . . . . . . . .        $123.11        $112.62        $111.99        $104.68
  Increase . . . . . . . . . . . . . . . . . . . .           9.3%                          7.0%



(1)   Non-Comparable Hotels for:

      Three months ended September 30 includes Key West.
      Nine months ended September 30 include LeMontrose, Hotel Viking, Harborside Hyatt, Radisson South,
      Marriott Seaview, and San Diego Paradise Point in Quarter 1; Hotel Viking, and San Diego Paradise Point
      in Quarter 2; and Key West in Quarter 3.
      Comparable Hotels include all Hotels excluding those in Non-Comparable hotels.
